Exhibit 10.1

Form of Amendment to Employment Agreement for Executive Officers

To:	NAME
From:	NAME
Re:	Salary Reduction
Date:	DATE

As you know, the company is implementing significant cost-saving measures, including temporary salary reductions, to offset the decline in revenue due to the COVID-19 epidemic.  Thank you for your agreement to participate in these salary reductions, notwithstanding the current terms of your employment agreement.

Your signature below signifies your agreement to amend your employment agreement solely to the extent outlined in this memorandum.  Your biweekly salary, less applicable taxes, will be reduced from $[•] to $[•] effective 4/6/20.  This reduction is for purposes of biweekly salary payment only and does not affect the salary outlined in your agreement for any other purpose, such as calculation of bonus, LTIP, termination payments or change-of-control payments.  This agreement will remain in effect until [DATE] at which time we will reevaluate these cost-saving measures.

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Name	Date

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Name	Date

Cc:Employee file